Exhibit 99.2

CERTIFICATION OF ACTING CHIEF FINANCIAL OFFICER
PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, the undersigned, in his capacity as the acting Chief Financial Officer of Advanced Tissue Sciences, Inc. (the “Company”) hereby certifies, to the best of his knowledge on the date hereof, that the quarterly report on Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the Company’s financial condition at the end of such quarter and the Company’s results of operations for such quarter.

/s/ ANDREW J. BUCKLAND
Andrew J Buckland Acting Chief Financial Officer

Dated: November 18, 2002